Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned shares of Common Stock of Westport Fuel Systems Inc., will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: June 14, 2024

KEVIN DOUGLAS

*Kevin Douglas

MICHELLE DOUGLAS

*Michelle Douglas

JAMES E. DOUGLAS, III

*James E. Douglas, III

K&M DOUGLAS TRUST

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO ALEXANDER JAMES DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO AMANDA ANNE DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO JAKE EDWARD DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO SUMMER JEAN DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

NONEXEMPT TRUST FBO KEVIN G. DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

NONEXEMPT TRUST FBO JAMES E. DOUGLAS, III

*James E. Douglas, III
By:	James E. Douglas, III
Title:	Trustee

*By:	/s/ Eileen Wheatman
Eileen Wheatman
Attorney-in-fact